Exhibit 16.1

January 27, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Calamos Asset Management, Inc and its Subsidiaries’ statements included under Item 4.01 of its Form 8-K filed on January 27, 2016 and we agree with such statements concerning our firm.